EXHIBIT 99.17

[ELECTRONIC MAIL]

From: [Kamal Alawas]
To: [Dottie Wommack McNeely]

Sent: Monday, September 25, 2006 11:06 PM

Subject: Re: Information Required

I would not be interested in being considered for a director, my reasoning will be forward to all directors shortly.

Kamal Alawas